UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2017

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	2842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 25, 2017, the Board of Directors of KVH Industries, Inc. (the “Company” or “KVH”) appointed Jennifer L. Baker, age 39, to serve as the principal accounting officer of the Company effective May 25, 2017. Previously, Donald W. Reilly, our Chief Financial Officer, fulfilled the function of principal accounting officer.

Ms. Baker has served as our Corporate Controller since November 2014 and subsequently became our Chief Accounting Officer and Corporate Controller. From October 2013 to November 2014, she served as our Assistant Controller. From December 2012 to September 2013, Ms. Baker served as Director of Corporate Accounting and SEC Reporting at Lionbridge Technologies, Inc., then a publicly traded provider of professional translation and localization services. From December 2010 to December 2012, Ms. Baker served as Senior Manager at The Corporate Finance Group, Inc., a financial consulting firm providing advisory services on a variety of complex accounting, reporting, and tax issues. Ms. Baker began her career at KPMG LLP, where she most recently served as an audit senior manager in Richmond, Virginia. Ms. Baker is a certified public accountant and, holds a bachelor of science in accounting and masters of accountancy from the Pamplin College of Business at Virginia Polytechnic Institute and State University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: May 26, 2017

	BY:	/s/ DONALD W. Reilly
Donald W. Reilly
Chief Financial Officer